Exhibit 4.16

FIRST AMENDMENT TO THE

NOTE PURCHASE AGREEMENT

This FIRST AMENDMENT TO THE NOTE PURCHASE AGREEMENT to the Note Purchase Agreement, dated as of June 25, 2019 (the “Note Purchase Agreement”) is made and entered into as of July 23, 2019 (this “Amendment”), by and among Venus Concept Ltd., an Israeli company (the “Company”), Restoration Robotics, Inc., a Delaware corporation (“Restoration Robotics”), and the persons set forth on the signature pages hereto as the “Existing Investors” (the “Existing Investors”). Capitalized terms used and not otherwise defined herein have the meanings given to them in the Note Purchase Agreement.

W I T N E S S E T H:

WHEREAS, the parties previously entered into that certain Note Purchase Agreement pursuant to which the Investors thereunder purchased $7,800,000.16 aggregate principal amount of Convertible Notes; and

WHEREAS, in accordance the Note Purchase Agreement, the parties now wish to amend the Note Purchase Agreement to extend the period of time during which the Investors and one or more Additional Investors can purchase from the Company, Additional Convertible Notes pursuant to the terms hereof.

NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

1. Amendment to Section 1.3. Section 1.3 of the Note Purchase Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

1.3 “Sale of Additional Convertible Notes. After the Initial Closing, the Company may sell, on the same terms and conditions as those contained in this Agreement and the other Transaction Documents (as defined below), Convertible Notes in an aggregate principal amount, when taken together with the Convertible Notes issued on the Initial Closing, not to exceed US$10,000,000, provided however, such aggregate principal amount when taken together with the Convertible Notes issued on the Initial Closing may be increased to an aggregate principal amount not to exceed US$15,000,000 as may be determined by the Board of Directors of the Company (the “Additional Convertible Notes”), to one or more investors (the “Additional Investors”), provided, that (a) such subsequent sale is consummated prior to the sixtieth day after the Initial Closing, (b) each Additional Investor becomes a party to this Agreement by executing and delivering a counterpart signature page to this Agreement and each Subordination Agreement and (c) such Additional Investor shall be reasonably acceptable to the Administrative Agent (as defined in the Madryn Credit Agreement (as defined below)). Schedule A to this Agreement shall be updated to reflect the aggregate amount of such Additional Convertible Notes purchased at each such Closing and the parties purchasing such Additional Convertible Notes.”

2. Continuing Effect of the Note Purchase Agreement. This Amendment shall not constitute an amendment or waiver of any provision of the Note Purchase Agreement not expressly referred to herein and the Note Purchase Agreement shall remain in full force and effect as amended hereby. All references to “this Agreement” contained in the Note Purchase Agreement, or otherwise to the Note Purchase Agreement shall be deemed, for all purposes, to mean the Note Purchase Agreement, as amended hereby.

3. Governing Law. This Amendment is to be construed in accordance with and governed by the internal laws of the State of Delaware without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Delaware to the rights and duties of the parties hereto.

4. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature page follows]

2

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date set forth in the preamble to this Amendment.

COMPANY:

VENUS CONCEPT LTD.

By:	/s/ Domenic Serafino
Name: Domenic Serafino
Title: CEO

[Signature Page to First Amendment to the Note Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date set forth in the preamble to this Amendment.

RESTORATION ROBOTICS:

RESTORATION ROBOTICS, INC.

By:	/s/ Mark Hair
Name: Mark Hair
Title: CFO

[Signature Page to First Amendment to the Note Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date set forth in the preamble to this Amendment.

EXISTING INVESTORS:

EW HEALTHCARE PARTNERS, L.P.

By: Essex Woodlands Fund IX-GP, L.P., its General Partner

By: Essex Woodlands IX, LLC, Its General Partner

By:	/s/ R. Scott Barry
Name: R. Scott Barry
Title: Authorized Signatory

EW HEALTHCARE PARTNERS-A, L.P.

By: Essex Woodlands Fund IX-GP, L.P., its General Partner

By: Essex Woodlands IX, LLC, Its General Partner

By:	/s/ R. Scott Barry
Name: R. Scott Barry
Title: Authorized Signatory

[Signature Page to First Amendment to the Note Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date set forth in the preamble to this Amendment.

EXISTING INVESTOR:

HEALTHQUEST PARTNERS II, L.P.

By:	HealthQuest Venture Management II, L.L.C., its General Partner

By:	/s/ Garheng Kong
Name: Garheng Kong
Title: Managing Member

[Signature Page to First Amendment to the Note Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date set forth in the preamble to this Amendment.

EXISTING INVESTOR:

LONGITUDE VENTURE PARTNERS II, L.P.

By: Longitude Capital Partners II, LLC, its General Partner

By:	/s/ Juliet T. Bakker
Name: Juliet T. Bakker
Title: Managing Member

[Signature Page to First Amendment to the Note Purchase Agreement]